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                                                                     EXHIBIT 4.4



                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                              KOMAG, INCORPORATED,

                                  AS BORROWER,

                            THE LENDERS NAMED HEREIN

                                 AS THE LENDERS,

                          FOOTHILL CAPITAL CORPORATION,

                      AS ARRANGER AND ADMINISTRATIVE AGENT

                                       AND

                               ABLECO FINANCE LLC,

                               AS COLLATERAL AGENT

                            dated as of June 30, 2002


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

                                TABLE OF CONTENTS

                                                                                      Page(s)
                                                                                      -------
1.      DEFINITIONS AND CONSTRUCTION.....................................................1

        1.1    Definitions...............................................................1
        1.2    Accounting Terms..........................................................24
        1.3    Code......................................................................24
        1.4    Construction..............................................................24
        1.5    Schedules and Exhibits....................................................24

2.      LOAN AND TERMS OF PAYMENT........................................................24

        2.1    Revolving Advances........................................................24
        2.2    [Intentionally omitted.]..................................................31
        2.3    [Intentionally omitted.]..................................................31
        2.4    Payments..................................................................31
        2.5    Overadvances..............................................................33
        2.6    Interest..................................................................33
        2.7    [Intentionally omitted.]..................................................34
        2.8    Crediting Payments; Application of Payments...............................34
        2.9    Designated Account........................................................34
        2.10   Maintenance of Loan Account; Statements of Obligations....................35
        2.11   Fees......................................................................35
        2.12   Registered Notes..........................................................36
        2.13   Securitization............................................................36

3.      CONDITIONS; TERM OF AGREEMENT....................................................40

        3.1    Conditions Precedent to the Initial Advance...............................40
        3.2    Conditions Precedent to all Advances......................................42
        3.3    [Intentionally omitted.].....................................ERROR! BOOKMARK
        3.4    Term......................................................................43
        3.5    Effect of Termination.....................................................43
        3.6    Early Termination by Borrower.............................................44

4.      CREATION OF SECURITY INTEREST....................................................44

        4.1    Grant of Security Interest................................................44
        4.2    Negotiable Collateral.....................................................44
        4.3    Collection of Accounts, General Intangibles, and Negotiable
               Collateral................................................................44
        4.4    Delivery of Additional Documentation Required.............................44
        4.5    Power of Attorney.........................................................45

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
5.      REPRESENTATIONS AND WARRANTIES...................................................45

        5.1    Financial Condition.......................................................46
        5.2    Ownership of Property; Liens..............................................46
        5.3    Equipment.................................................................47
        5.4    Location of Inventory and Equipment.......................................47
        5.5    Inventory Records.........................................................47
        5.6    Location of Chief Executive Office; FEIN..................................47
        5.7    Due Organization and Qualification; Subsidiaries..........................47
        5.8    Due Authorization; No Conflict............................................48
        5.9    Investment Company Act....................................................48
        5.10   Litigation................................................................49
        5.11   No Material Adverse Change................................................49
        5.12   Taxes.....................................................................49
        5.13   Employee Benefits.........................................................49
        5.14   Environmental Condition...................................................50
        5.15   Brokerage Fees............................................................51
        5.16   Permits and other Intellectual Property...................................51
        5.17   [Intentionally omitted.]..................................................52
        5.18   [Intentionally omitted.]..................................................52
        5.19   Financial Status of Domestic Subsidiaries.................................52

6.      AFFIRMATIVE COVENANTS............................................................52

        6.1    Financial Statements; Certificates; Other Information.....................52
        6.2    [Intentionally omitted.]..................................................54
        6.3    Payment of Obligations....................................................54
        6.4    [Intentionally omitted.]..................................................54
        6.5    Conduct of Business and Maintenance of Existence..........................54
        6.6    Inspection of Property; Books and Records; Discussions....................55
        6.7    Title to Equipment........................................................55
        6.8    Maintenance of Equipment..................................................55
        6.9    Notices...................................................................55
        6.10   Insurance.................................................................56
        6.11   No Setoffs or Counterclaims...............................................57
        6.12   Location of Inventory and Equipment.......................................57
        6.13   Environmental Laws........................................................57
        6.14   Intercompany Notes........................................................58

7.      NEGATIVE COVENANTS...............................................................58

        7.1    Indebtedness..............................................................59
        7.2    Liens.....................................................................59
        7.3    Restrictions on Fundamental Changes.......................................59
        7.4    Disposal of Assets........................................................59
        7.5    Change Name...............................................................60
        7.6    Guarantee.................................................................60

        7.7    Nature of Business........................................................60
        7.8    Foreign Exchange Contracts................................................60
        7.9    Change of Control.........................................................60
        7.10   Consignments..............................................................60
        7.11   Distributions.............................................................60
        7.12   Accounting Methods........................................................61
        7.13   Investments...............................................................61
        7.14   Transactions with Affiliates..............................................61
        7.15   [Intentionally omitted.]..................................................62
        7.16   Use of Proceeds...........................................................62
        7.17   Change in Location of Chief Executive Office; Inventory and
               Equipment with Bailees....................................................62
        7.18   [Intentionally omitted.]..................................................62
        7.19   Financial Covenants.......................................................62
        7.20   Lien Priority; Payments...................................................65
        7.21   Facilities Agreement......................................................65
        7.22   Komag Bermuda.............................................................66

8.      EVENTS OF DEFAULT................................................................66

9.      THE LENDER GROUP'S RIGHTS AND REMEDIES...........................................69

        9.1    Rights and Remedies.......................................................69
        9.2    Remedies Cumulative.......................................................72

10.     TAXES AND EXPENSES...............................................................72

11.     WAIVERS; INDEMNIFICATION.........................................................72

        11.1   Demand; Protest; etc. ....................................................72
        11.2   The Lender Group's Liability for Collateral...............................72
        11.3   Indemnification...........................................................73

12.     NOTICES..........................................................................73

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.......................................74

14.     DESTRUCTION OF BORROWER'S DOCUMENTS..............................................75

15.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.......................................75

        15.1   Assignments and Participations............................................75
        15.2   Successors................................................................79

16.     AMENDMENTS; WAIVERS..............................................................79

        16.1   Amendments and Waivers....................................................79
        16.2   No Waivers; Cumulative Remedies...........................................80

17.     AGENT; THE LENDER GROUP..........................................................81

        17.1   Appointment and Authorization of Agents...................................81
        17.2   Delegation of Duties......................................................82
        17.3   Liability of Agents.......................................................82
        17.4   Reliance by Agents........................................................82
        17.5   Notice of Default or Event of Default.....................................83
        17.6   Credit Decision...........................................................83
        17.7   Costs and Expenses; Indemnification.......................................84
        17.8   Agents in Individual Capacity.............................................85
        17.9   Successor Agents..........................................................85
        17.10  Withholding Tax...........................................................86
        17.11  Collateral Matters........................................................88
        17.12  Restrictions on Actions by Lenders; Sharing of Payments...................89
        17.13  Agency for Perfection.....................................................90
        17.14  Payments by Administrative Agent to the Lenders...........................90
        17.15  Concerning the Collateral and Related Loan Documents......................90
        17.16  Field Audits and Examination Reports; Confidentiality;
               Disclaimers by Lenders; Other Reports and Information.....................91
        17.17  Several Obligations; No Liability.........................................92

18.     [Intentionally omitted.].........................................................92

19.     GENERAL PROVISIONS...............................................................93

        19.1   Effectiveness.............................................................93
        19.2   Successors and Assigns....................................................93
        19.3   Section Headings..........................................................93
        19.4   Interpretation............................................................93
        19.5   Severability of Provisions................................................93
        19.6   Amendments in Writing.....................................................93
        19.7   Counterparts; Telefacsimile Execution.....................................93
        19.8   Revival and Reinstatement of Obligations..................................94
        19.9   Integration...............................................................94
        19.10  [Intentionally omitted.]..................................................94
        19.11  Confidentiality...........................................................94

SCHEDULES AND EXHIBITS

Schedule C-1          Commitments
Schedule D-1          DDA of Borrower
Schedule P-1          Permitted Liens
Schedule R-1          Real Property Collateral
Schedule 5.3          Equipment
Schedule 5.7          Subsidiaries
Schedule 5.10         Litigation
Schedule 5.13         ERISA Pension Plans
Schedule 5.14         Environmental Condition
Schedule 5.16         Intellectual Property
Schedule 6.12         Location of Inventory and Equipment
Schedule 7.1          Indebtedness
Schedule 7.6          Guarantees
Schedule 7.13         Investments


Exhibit A-1           Form of Assignment and Acceptance
Exhibit C-1           Form of Compliance Certificate
Exhibit 3.1(d)(i)     Form of Pledge Agreement
Exhibit 3.1(d)(iii)   Form of Mortgages

                           LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of June 30, 2002, among KOMAG, INCORPORATED, a Delaware corporation, as borrower ("Borrower"), with its chief executive office located at 1710 Automation Parkway, San Jose, California 95131, the lenders listed on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as arranger and administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"), with a place of business located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "Collateral Agent"), with a place of business located at 450 Park Avenue, 28th Floor, New York, NY 10022.

        WHEREAS, Borrower has requested that the Lenders extend credit to Borrower in the form of a revolving credit facility in the aggregate principal amount not exceeding $15,000,000 at any time outstanding; and

        WHEREAS, the Lenders have agreed to make such revolving credit facility available to Borrower subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

        1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

        "Ableco" means Ableco Finance LLC, a Delaware limited liability company.

        "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

        "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

        "Adjusted Current Assets" means, with respect to Borrower and its Consolidated Subsidiaries as of any date of determination, the difference between (i) the Current Assets of Borrower and its Consolidated Subsidiaries, minus (ii) the Non-Cash Deferred Tax Assets of Borrower and its Consolidated Subsidiaries.

        "Adjusted Current Liabilities" means, with respect to Borrower and its Consolidated Subsidiaries as of any date of determination, the result of (i) the Current Liabilities of Borrower and its Consolidated Subsidiaries, minus (ii) the sum of (a) Non-Cash Deferred Tax Liabilities of Borrower and its Consolidated Subsidiaries, plus (b) the Current Maturities of Long Term Debt, plus (iii) to the extent not included in clause (i) above, all liabilities of Borrower and its Consolidated Subsidiaries under this Agreement that are appropriately recorded as liabilities under GAAP.

        "Adjusted Net Working Capital" means, with respect to Borrower and its Consolidated Subsidiaries at any date of determination, the result of (i) the Adjusted Current Assets of Borrower and its Consolidated Subsidiaries, minus
(ii) the Adjusted Current Liabilities of Borrower and its Consolidated Subsidiaries (excluding liabilities accrued in respect of Borrower's stock-based compensation program).

        "Adjusted Tangible Net Worth" means the excess of (a) total assets of the Company and its Consolidated Subsidiaries determined on a consolidated basis over (b) the sum of (without duplication) (x) consolidated liabilities of the Company and its Consolidated Subsidiaries determined on a consolidated basis (excluding liabilities accrued in respect of Borrower's stock-based compensation program), (y) all liabilities appropriately recorded under GAAP under this Agreement, and (z) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the relevant Person, excluding, however from the determination of total assets (i) all intangible assets, including, without limitation, Goodwill, (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization and research and product development costs but excluding deferred income taxes), (ii) treasury stock, and (iii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock..

        "Administrative Agent" means Foothill, solely in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent.

        "Administrative Agent Advances" has the meaning set forth in Section 2.1(g).

        "Advances" has the meaning set forth in Section 2.1(a).

        "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

        "Agent" means the Administrative Agent or the Collateral Agent, or either or both, as the context requires.

        "Agent-Related Persons" means the Administrative Agent and any successor agents thereto, the Collateral Agent and any successor agents thereto, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

        "Agreement" has the meaning set forth in the preamble hereto.

        "Annualized" means in respect of any amount with respect to Borrower and its Consolidated Subsidiaries: (a) for the fiscal quarter ending June 30, 2002, such amount for such fiscal quarter multiplied by four, (b) for the fiscal quarter ending September 29, 2002, such amount for such fiscal quarter and the immediately preceding fiscal quarter multiplied by two, (c) for the fiscal quarter ending December 29, 2002, such amount for such fiscal quarter and each of the immediately preceding two fiscal quarters multiplied by four-thirds (4/3), and (d) for each fiscal quarter ending on or after March 30, 2003, such amount for such fiscal quarter and each of the three immediately preceding fiscal quarters.

        "Assignee" has the meaning set forth in Section 15.1.

        "Assignment and Acceptance" has the meaning set forth in Section 15.1 and shall be in the form of Exhibit A-1 attached hereto.

        "Authorized Person" means any officer or other employee of Borrower.

        "Availability" means the amount that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Administrative Agent Advances and Swing Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from
(b) the lesser of (i) the Maximum Revolving Amount or (ii) the Borrowing Base.

        "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, the result of (a) the Maximum Revolving Amount, less
(b)(i) the average Daily Balance of Advances that were outstanding during the immediately preceding month plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

        "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.), as amended, and any successor statute.

        "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California.

        "Books" means Borrower's and its Subsidiaries now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

        "Borrower" has the meaning set forth in the preamble hereto.

        "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders to Borrower, or by the Swing Lender in the case of a Swing Loan, or by Administrative Agent in the case of an Administrative Agent Advance.

        "Borrowing Base" has the meaning set forth in Section 2.1(a).

        "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

        "Capital Expenditures" means, with respect to any Person, all expenditures (including, among others, by the expenditure of cash or the incurrence of Indebtedness) made in connection with the acquisition of any assets which are required to be capitalized pursuant to GAAP.

        "Cash Equivalents" means (a) any evidence of Indebtedness issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by
(i) a corporation (other than an Affiliate of Borrower) organized under the laws of any state of the United States of America or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's; or (ii) any Lender (or its holding company; (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of Foreign Banks) that is a member of the Federal Reserve System and has a combined capital and surplus of at least $100,000,000, (ii) any Lender, or (iii) with respect to any Subsidiary of Borrower domiciled outside the United States of America, any Foreign Bank located in the same jurisdiction as the domicile of such Subsidiary, which Foreign Bank is an Eligible Institution or a Foreign Bank that has, together with its parent financial institution, a combined capital and surplus of at least $100,000,000; (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less; (e) repurchase agreements which (i) are entered into with any entity referred to in clause (b) or (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baal or better by Moody's and maturing not more than one year after such time, (ii) are secured by a fully perfected security interest in securities of the type referred to in clause (a) above, and (iii) have a market value at the time of such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; or (f) any money market or similar fund the assets of which are composed exclusively of any of the items specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 90 days.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

        "Chahaya" means Chahaya Optronics, Inc., a Delaware corporation.

        "Chahaya Space Reserve" means, as of any date of determination, a reserve relating to the Facilities Agreement in an amount equal to (a) $80,000, times (b) the number of full or partial months remaining after such date up to and including December 31, 2002.

        "Change of Control" means each occurrence of any of the following:

               (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Permitted Holders of beneficial ownership of more than 35% of the aggregate outstanding voting power of the Capital Stock of Borrower;

               (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least 51% of the directors of Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office; and

               (c) Borrower consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to any Person.

        "Chapter 11 Case" means Borrower's case under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

        "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder, or the date on which Collateral Agent sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

        "Closing Date Business Plan" means the set of Projections of Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Administrative Agent.

        "Code" means the New York Uniform Commercial Code.

        "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

               (a) the Accounts,

               (b) the Books,

               (c) the Equipment,

               (d) the General Intangibles,

               (e) the Inventory,

               (f) the Investment Property,

               (g) the Negotiable Collateral,

               (h) the Real Property Collateral,

               (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

               (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               Notwithstanding anything to the contrary contained in this definition, the term Collateral shall not include any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of Borrower if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Collateral Agent is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed
(a) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407, or 9-408 of the Code or other applicable law, or (b) so as to limit, impair or otherwise affect Collateral Agent's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts), or (c) to limit, impair, or otherwise affect Collateral Agent's continuing security interests in and liens upon any rights or interests of Borrower in and to any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter or license agreement.

        "Collateral Agent" means Ableco, solely in its capacity as collateral agent for the Lenders, and shall include any successor collateral agent.

        "Collateral Agent's Liens" has the meaning set forth in Section 4.1.

        "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

        "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 attached hereto or on Annex I of the Assignment and Acceptance pursuant to which such Lender assumed a portion of the aggregate Commitment in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the Commitments of the Lenders.

        "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 hereto and delivered by the chief accounting officer of Borrower to Administrative Agent and the Collateral Agent.

        "Confirmation Order" means an order confirming the Reorganization Plan in form and substance acceptable to Administrative Agent.

        "Consolidated EBITDAR" means, with respect to Borrower and its Consolidated Subsidiaries for any period, the result of, without duplication,
(i) the Consolidated Net Income for such period, plus (ii) the Consolidated Interest Expense for such period, whether paid or accrued, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation and amortization, plus (v) losses incurred on the sale of assets not in the ordinary course of business, plus (vi) Restructuring Charges, plus (vii) write-downs and charges required by pronouncements issued by the Financial Accounting Standards Board that do not and will not result in the expenditure of cash (e.g., SFAS 121), plus (viii) non-cash stock-based compensation (to the extent such compensation was included in computing Consolidated Net Income) less (ix) gains incurred on the sale of assets not in the ordinary course of business. The foregoing notwithstanding, items (i) through (viii) of a Consolidated Subsidiary of Borrower shall be added to Consolidated Net Income to compute Consolidated EBITDAR only to the extent (and in the same proportion) that the Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of Borrower.

        "Consolidated Interest Expense" means for any period the sum of:

        (a) the aggregate of the cash interest expense with respect to Indebtedness of Borrower and its Consolidated Subsidiaries (other than non-cash interest) for such period, on a consolidated basis as determined in accordance with GAAP (excluding the amortization of costs relating to original debt issuances and the amortization of debt discount) plus

        (b) without duplication, that portion of the Capital Leases of Borrower and its Consolidated Subsidiaries representing the interest factor for such period as determined in accordance with GAAP plus

        (c) without duplication, dividends paid in respect of preferred stock of Consolidated Subsidiaries of Borrower or Disqualified Stock of Borrower to Persons other than Borrower or a Wholly Owned Subsidiary.

        "Consolidated Net Income" means, with respect to Borrower and its Consolidated Subsidiaries for any period, the aggregate of the Net Income of Borrower and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income (but not loss) of any Person that is not a Consolidated Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to Borrower,
(ii) the Net Income of any Consolidated Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is prohibited at the date of determination without any prior approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders except to the extent a corresponding amount would not be prohibited at the date of determination to be paid in any other manner to Borrower by such Consolidated Subsidiary without any prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Consolidated Subsidiary or its stockholders, as certified by Borrower in an Officer's Certificate, provided, however, that Net Income of any Consolidated Subsidiary excluded from Consolidated Net Income pursuant to this clause (ii) as a result of any action taken by the Malaysian government that began during the immediately prior fiscal quarter which action is the subject of negotiations at the time of the determination of Consolidated Net Income shall be included in Consolidated Net Income for such period notwithstanding this clause (ii), (iii) the cumulative effect of a change in accounting principles shall be excluded, (iv) all other extraordinary gains and extraordinary losses determined in accordance with GAAP shall be excluded and (v) the effect of discontinued operations, as determined in accordance with GAAP, shall be excluded.

        "Consolidated Subsidiary" or "Consolidated Subsidiaries" of any Person means any corporation or other Person which, for financial reporting purposes, is required by GAAP to be consolidated into the financial statements of such Person or another Consolidated Subsidiary of such Person.

        "Control Agreement" means a control agreement, in form and substance satisfactory to Collateral Agent, executed and delivered by Borrower, Collateral Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

        "Current Assets" means, with respect to any Person, all current consolidated assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding debts due from Affiliates.

        "Current Liabilities" means, with respect to any Person, all current consolidated liabilities of such Person as of any date of determination calculated in accordance with GAAP, but excluding Indebtedness owed to Affiliates.

        "Current Maturities of Long Term Debt" means the current maturities of long term debt of Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP, but excluding all or any portion of amounts owing under this Agreement.

        "Daily Balance" means the amount of an Obligation owed at the end of a given day.

        "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

        "Defaulting Lender" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Administrative Agent to do so.

        "Defaulting Lenders Rate" means the Reference Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to Advances.

        "Designated Account" means that certain DDA of Borrower identified on Schedule D-1 to the Disclosure Schedule.

        "Designated Account Bank" means Wells Fargo Bank, N.A., whose office is located at 121 Park Center Plaza, 3rd Floor, San Jose, California 95113, and whose ABA number is 121000248, or such other bank of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Administrative Agent.

        "Disclosure Schedule" has the meaning set forth in the preamble to
Section 5.

        "Disqualified Stock" means any Stock, which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of Borrower or its Subsidiaries prior to, the final maturity date of the Notes; provided that only the amount of such Capital Stock that is redeemable prior to the maturity of the Notes shall be deemed to be Disqualified Stock.

        "Dollars or $" means United States dollars.

        "Domestic Subsidiary" means a Subsidiary of Borrower that is not a Foreign Subsidiary.

        "Eligible Institutions" means those financial institutions identified as "Anchor Banks" by Bank Negara Malaysia from time to time.

        "Eligible Transferee" means: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $500,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000; (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, or any fund, investment account or other account managed by a Lender; and (e) any other Person approved by Agents and Borrower.

        "Environmental Laws" means any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, or imposing liability or standards of conduct concerning environmental protection matters (including, without limitation, Hazardous Materials), including, without limitation, the Clean Water Act, CERCLA, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, and the regulations adopted and publications promulgated thereunder, all as amended to date.

        "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

        "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

        "ERISA Reorganization" means with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

        "Eugene Property" means the real property, buildings, improvements, and other property located at 3950 W. 3rd Avenue, Eugene, Oregon.

        "Event of Default" has the meaning set forth in Section 8.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

        "Facilities Agreement" means that certain Facilities Sharing and Services Agreement entered into as of November 30, 2000, by and between Borrower and Chahaya.

        "Fair Market Value" means a determination by a qualified appraisal company selected by the Collateral Agent of the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus; provided, however, that implicit in this definition is the consummation of a sale within twelve (12) months and the passing of title from seller to buyer under conditions whereby: (a) buyer and seller are typically motivated, (b) both parties are well informed or well advised, and each acting in what they consider their own best interest, (c) a reasonable time is allowed for exposure in the open market, (d) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto, and (e) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

        "Fee Letter" means that certain fee letter, of even date herewith, between Borrower and Collateral Agent, in form and substance satisfactory to Collateral Agent.

        "Fee Split Letter" has the meaning set forth in Section 2.11.

        "FEIN" means Federal Employer Identification Number.

        "Foothill" means Foothill Capital Corporation, a California corporation.

        "Foreign Bank" means a non-United States domiciled bank.

        "Foreign Subsidiary" means a Subsidiary of Borrower that is organized under the laws of a country other than the United States of America or any state, province, territory, or possession thereof.

        "Fremont Properties" means the real property, buildings, improvements, and other property located at (a) 47700 Kato Road and (b) 1055 Page Road, each in Fremont, California.

        "Funding Date" means the date on which a Borrowing occurs.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

        "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

        "Goodwill" means goodwill of Borrower and its Subsidiaries, as determined in accordance with GAAP.

        "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

        "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

        "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof).

        "Indebtedness" means, with respect to any Person: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person under capital leases, (d) all obligations or liabilities of any other Person secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed,
(e) all obligations of such Person for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of such Person's business and repayable in accordance with customary trade practices), and (f) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

        "Indemnified Liabilities" has the meaning set forth in Section 11.3.

        "Indemnified Person" has the meaning set forth in Section 11.3.

        "Insolvency" means with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

        "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

        "Intellectual Property" has the meaning ascribed thereto in Section
5.16.

        "Intercompany Advance" means a loan, advance or transfer of cash in the ordinary course of business from Borrower to one of its Subsidiaries or from one of Borrower's Subsidiaries to Borrower or a Subsidiary of Borrower; provided, however, that payments of royalties to Borrower by Komag Bermuda, dividends or other amounts payable by Borrower's Subsidiaries under the research and development service agreement or other contractual obligations between or among Borrower and its Subsidiaries shall not constitute Intercompany Advances.

        "Intercompany Notes" means (a) the Komag Malaysia Intercompany Note, (b) the Komag Bermuda Intercompany Note, and (c) one or more negotiable promissory notes evidencing other Indebtedness owed to Borrower by any of its Subsidiaries that arose as a result of the making of a loan or advance (i) by Borrower to such Subsidiary which loan or advance was intended to remain, or has remained, outstanding for more than 90 days from the date of its making, or (ii) is in the amount of $5,000,000, or more.

        "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of even date herewith, by and among the Collateral Agent, the Senior Notes Trustee, the Junior Notes Trustee, and Borrower.

        "Inventory" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code and any supporting obligations in respect thereof; provided, that in the case of the Stock of Foreign Subsidiaries of Borrower, Investment Property shall be limited to only 65% of such shares of Stock.

        "Junior Notes" means the 12% Senior Secured Notes due 2007 issued by Borrower in the aggregate principal amount of $7,000,000 pursuant to the Junior Notes Indenture.

        "Junior Notes Indenture" means the Indenture dated as of June 30, 2002 between Borrower and Bank One Trust Company, NA, as trustee.

        "Komag Bermuda" means Komag (Bermuda) Ltd., a limited liability company organized under the laws of Bermuda.

        "Komag Bermuda Intercompany Note" means a negotiable promissory note, dated June 30, 2002, executed and delivered by Komag Bermuda to the order of Borrower in the principal amount of $202,761,000.

        "Komag Malaysia" means Komag USA (Malaysia) Sdn., an entity organized under the laws of Malaysia.

        "Komag Malaysia Intercompany Note" means a negotiable promissory note, dated June 30, 2002, executed and delivered by Komag Malaysia to the order of Borrower in the principal amount of $50,000.

        "Issuing Lender" means Foothill or any other Lender that, at the request of Borrower and with the consent of Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.14.

        "L/C" has the meaning set forth in Section 2.14(a).

        "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

        "L/C Undertaking" has the meaning set forth in Section 2.14(a).

        "Legal Requirements" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

        "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 hereof.

        "Lender Group" means, individually and collectively, each of the individual Lenders (including the Issuing Lender), Administrative Agent and Collateral Agent.

        "Lender Group Expenses" means all: costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group; reasonable fees or charges paid or incurred by any one or more members of the Lender Group in connection with any one or more members of the Lender Group's transactions with Borrower relating to the Loan Documents and the transactions contemplated thereby, including reasonable fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, and UCC (or equivalent) searches and including searches with the patent and trademark office or the copyright office), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by any one or more members of the Lender

Group in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks; reasonable costs and expenses paid or incurred by any one or more members of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by any one or more members of the Lender Group in examining the Books; reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with Borrower (or any of Borrower's Subsidiaries party to one or more Loan Documents); reasonable attorneys fees and expenses incurred by the Agents in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses of the Administrative Agent or Collateral Agent incurred in connection with any "workout" or "restructuring" concerning Borrower), defending, or concerning the Loan Documents (including amounts incurred in connection with the abandoned debtor-in-possession financing transaction between the same parties), irrespective of whether suit is brought. Certain of the Lender Group Expenses are subject to the limits imposed by Section 2.11(c).

        "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

        "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

        "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

        "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a Mortgages, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

        "Liquidity Balance" means, with respect to Borrower and its Domestic Subsidiaries, the sum of (i) cash and Cash Equivalents held by Borrower and its Domestic Subsidiaries which are consolidated for financial reporting purposes, plus (ii) the Availability.

        "Loan Account" has the meaning set forth in Section 2.10.

        "Loan Documents" means this Agreement, the Intercreditor Agreement, the Pledge Agreement, the Mortgages, the Letters of Credit, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with or relating to this Agreement.

        "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of the Collateral Agent's Liens with respect to the Collateral.

        "Maturity Date" has the meaning set forth in Section 3.4.

        "Maximum Revolving Amount" means $15,000,000, as reduced from time to time pursuant to the terms of this Agreement.

        "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

        "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of the Collateral Agent, for the benefit of the Lender Group, that encumbers the Real Property Collateral.

        "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

        "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

        "Non-Cash Deferred Tax Assets" means, with respect to any Person, any non-cash portion of deferred tax assets included in Current Assets.

        "Non-Cash Deferred Tax Liability" means, with respect to any Person, any non-cash portion of deferred tax liabilities included in Current Liabilities.

        "Non-Material Subsidiaries" means Komag Materials Technology at such time as it ceases to hold any material assets, Komag FSC (Barbados) Ltd., Komag Technology Partners,

Komag Asia Pacific, Inc., and Komag Distribution Company, and in each case for so long as Borrower or any of its Subsidiaries shall not have, from the date of this Agreement, contributed any amount to the capital of, loaned any money to, transferred any assets to, or entered into any other transaction with, such Subsidiary.

        "Obligations" means all loans, Advances, debts, principal, interest, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations, fees, charges, costs, or Lender Group Expenses, lease payments, guaranties, covenants, and duties owing by Borrower to any Agent or the Lender Group of any kind and description whether pursuant to or evidenced by the Loan Documents, irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

        "Originating Lender" has the meaning set forth in Section 15.1(e).

        "Overadvance" has the meaning set forth in Section 2.5.

        "Owned Properties" means the Eugene Property and the Fremont Properties.

        "Participant" has the meaning set forth in Section 15.1(e).

        "Participant Register" has the meaning set forth in Section 15.1(i).

        "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

        "Pension Plan" means a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001 (a)(3) of ERISA), and to which Borrower or any of its ERISA Affiliates, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

        "Permitted Dispositions" means (a) sales or other dispositions in the ordinary course of business of Equipment that is substantially worn, damaged, or obsolete, (b) sales of Inventory to buyers in the ordinary course of business or in a manner that constitutes a Permitted Intercompany Advance, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) sales of assets (other than Real Property) with a net book value of less than $100,000 in respect of any single sale or related series of sales, but in any event not in excess of $1,500,000 in the aggregate in respect of all such sales during any year, and (f) any immaterial condemnation or eminent domain proceeding affecting any Real Property that does not prevent such Real Property from being utilized by Borrower or any of its Subsidiaries substantially for the purposes for which it was being utilized prior to such proceeding.

        "Permitted Indebtedness" means Indebtedness of Borrower and its Foreign Subsidiaries incurred in the ordinary course of business for necessary operating expenses and consisting of reimbursement obligations in respect of letters of credit, bank guarantees, or similar arrangements in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

        "Permitted Intercompany Advances" means an Intercompany Advance (a) in the ordinary course of business from Borrower to one of the Domestic Subsidiaries, from one of the Domestic Subsidiaries to Borrower or from one of the Domestic Subsidiaries to another Domestic Subsidiary, (b) from Borrower to one of the Foreign Subsidiaries, so long as (i) no Default or Event of Default exists at the time of the making of such Intercompany Advance or would exist after giving effect thereto, and (ii) if such Intercompany Advance is intended to remain outstanding for more than 90 days from the date of its making or has been outstanding for more than 90 days from its making or in an amount of $5,000,000, or more, such Intercompany Advance is evidenced by an Intercompany Note which has been pledged and delivered to Collateral Agent, and (c) from one of the Foreign Subsidiaries to another of the Foreign Subsidiaries or to Borrower.

        "Permitted Liens" means:

               (a) Liens granted to secure payment of capitalized lease obligations, Mortgage financings and Purchase Money Indebtedness in a maximum aggregate principal amount at any one time not to exceed $15,000,000 for all such Indebtedness;

               (b) Liens for taxes, assessments or other governmental charges or levies, including liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or subject to a Permitted Protest, provided that such Permitted Protest effectively suspends enforcement of such Lien;

               (c) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or subject to a Permitted Protest, provided that such Permitted Protest effectively suspends enforcement of such Lien;

               (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, customs bonds, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

               (e) judgment Liens in respect of judgments that do not otherwise constitute an Event of Default in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or (subject to a customary deductible) by insurance maintained with responsible insurance companies;

               (f) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures (i) existing on the date hereof and set forth in the title report obtained by Collateral Agent, or
(ii) which do not materially detract from the value or materially impair the use by Borrower and its Subsidiaries in the ordinary course of their business of the property subject thereto;

               (g) Leases, subleases or licenses granted by Borrower and its Subsidiaries to any other Person in the ordinary course of business;

               (h) Liens of sellers of goods to Borrower and its Subsidiaries arising under Article 2 of the Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

               (i) Deposit arrangements with suppliers, equipment vendors and the like made in the ordinary course of business;

               (j) Liens on cash or Cash Equivalents granted by Borrower's Foreign Subsidiaries to secure their obligations in respect of Permitted Indebtedness;

               (k) Liens in favor of the Senior Notes Trustee on property that is also subject to Liens in favor of Collateral Agent, on behalf of the Lenders;

               (l) Liens in favor of the Junior Notes Trustee on property that is also subject to Liens in favor of Collateral Agent, on behalf of the Lenders; and

               (m) Liens set forth on Schedule P-1 to the Disclosure Schedule.

        "Permitted Priority Liens" means the Liens described in paragraph (a) of the definition of the term "Permitted Liens".

        "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Collateral Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens in and to the Collateral.

        "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

        "Plan" means any Pension Plan or Welfare Plan.

        "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, made by Borrower in favor of the Collateral Agent for the benefit of the Lender Group, as amended, supplemented or otherwise modified from time to time.

        "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all presented on a quarterly basis and prepared on a basis consistent with the Closing Date Business Plan, together with appropriate supporting details and a statement of underlying assumptions.

        "Pro Rata Share" means,

                      (a) with respect to a Lender's obligation to make Advances and a Lender's right to receive payments of interest, fees, and principal with respect thereto, (x) prior to the Commitments being reduced to zero, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate amount of all Lenders' Commitments, and (y) from and after the time the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Advances by (ii) the aggregate unpaid principal amount of all of the Advances, and

                      (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Commitments of all Lenders.

        "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including obligations under capital leases), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

        "Qualified Import Letter of Credit" means a Letter of Credit that (a) is issued to facilitate the purchase of Inventory by Borrower or any of its Subsidiaries that is not a Non-Material Subsidiary, (b) is in form and substance acceptable to Administrative Agent, and (c) is issued to support an Underlying Letter of Credit that only is drawable by the beneficiary thereof by the presentation of, among other documents, either (i) a negotiable bill of lading that is consigned to Administrative Agent (either directly or by means of endorsements) and that was issued by the carrier respecting the subject Inventory, or (ii) a negotiable cargo receipt that is consigned to Administrative Agent (either directly or by means of endorsements) and that was issued by a consolidator respecting the subject Inventory; provided, however, that, in the latter case, no bill of lading shall have been issued by the carrier (other than a bill of lading consigned to the consolidator or to Administrative Agent).

        "Rating Agencies" has the meaning set forth in Section 2.13.

        "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

        "Real Property Collateral" means all owned real property of Borrower and the related improvements thereto identified on Schedule R-1 to the Disclosure Schedule, including without limitation, the Fremont Properties, the Eugene Property, and any Real Property hereafter acquired by Borrower.

        "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

        "Reference Rate" means the variable rate of interest, per annum, most recently announced by The Chase Manhattan Bank or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

        "Register" has the meaning set forth in Section 15.1(h).

        "Registered Loan" has the meaning set forth in Section 2.12.

        "Registered Note" has the meaning set forth in Section 2.12.

        "Reorganization" means the adjustment of the claims against and interests in Borrower effectuated pursuant to the Reorganization Plan.

        "Reorganization Plan" means that certain Further Modified First Amended Plan of Reorganization of Komag, Incorporated, f/a/k/a HMT Technology Corporation, under Chapter 11 of the Bankruptcy Code, dated May 7, 2002.

        "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

        "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 66-2/3% or more of the Commitments, or, if the Commitments have been terminated irrevocably, 66-2/3% of the Obligations then outstanding.

        "Restructuring Charges" means all expenses incurred by Borrower and its Consolidated Subsidiaries, as applicable, related to Borrower's Chapter 11 Case, including expenses related to the implementation of the American Institute of Certified Public Accountants' Statement of

Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", ("SOP 90-7"), and to the extent not classified as "reorganization items" pursuant to SOP 90-7, expenses related to bankruptcy claims, expenses related to the write-down of assets and any other expenses incurred by Borrower and its Consolidated Subsidiaries, as applicable, in connection with Borrower's Chapter 11 Case.

        "Requirement of Law" means, as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

        "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

        "Revenue" shall mean all revenues generated by Borrower and its Consolidated Subsidiaries as determined in accordance with GAAP.

        "Revolving Facility Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

        "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

        "SEC" means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

        "Securities Account" means a "securities account" as that term is defined in the Code.

        "Securitization" has the meaning set forth in Section 2.13.

        "Securitization Parties" means any party providing credit support or otherwise participating in a Securitization.

        "Senior Notes" means the Senior Secured Notes due 2007 issued by Borrower in the aggregate principal amount of $128,832,000 pursuant to the Senior Notes Indenture.

        "Senior Notes Indenture" means the Indenture dated as of June 30, 2002 between Borrower and The Bank of New York, as trustee.

        "Settlement" has the meaning set forth in Section 2.1(h)(i).

        "Settlement Date" has the meaning set forth in Section 2.1(h)(i).

        "Single Employer Plan" means any Plan which is not a Multiemployer Plan.

        "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

        "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

        "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

        "Swing Lender" means any Lender appointed by the Administrative Agent in writing, and which appointment has been accepted by such Lender in writing, as the "Swing Lender".

        "Swing Loans" has the meaning set forth in Section 2.1(f).

        "Total Cash Debt Service Coverage Ratio" means, with respect to Borrower and its Consolidated Subsidiaries, for each fiscal quarter, the ratio of (a) the greater of (i) Annualized Consolidated EBITDAR of Borrower and its Consolidated Subsidiaries and (ii) Consolidated EBITDAR of the Company and its Consolidated Subsidiaries for such fiscal quarter and each of the three immediately preceding fiscal quarters, to (y) the sum of (without duplication) (i) Annualized Consolidated Interest Expense of the Company and its Consolidated Subsidiaries and (ii) scheduled cash payments with respect to the amortization of Indebtedness paid during such fiscal quarter and each of the three immediately preceding fiscal quarters.

        "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower and, in the case of a proposed Qualified Import Letter of Credit, has agreed, in writing, to hold documents of title as agent for an Agent.

        "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

        "Voidable Transfer" has the meaning set forth in Section 19.8.

        "Welfare Plan" means a "welfare plan," as such term is defined in
Section 3(l) of ERISA, and to which Borrower has any liability.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Stock of which (other than directors' qualifying shares) is at the time owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules, if any, thereto. Whenever the term "Borrower and its Subsidiaries" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

        1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured (if capable of being cured) or waived in writing by the Collateral Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

        1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

        2.1 REVOLVING ADVANCES.

                      (a) Advances. Subject to the terms and conditions of this Agreement and during the term of this Agreement, each Lender severally agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of
(i) the Maximum Revolving Amount less the Letter of Credit Usage or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean an amount equal to 70% of the Fair Market Value of the Owned Properties less the Chahaya Space Reserve.

                      (b) Reserves. Anything to the contrary in Section 2.1(a) above notwithstanding, Administrative Agent may create reserves against the Borrowing Base without declaring an Event of Default (A) for any amount subject to a Permitted Protest, or (B) as determined by Administrative Agent in its reasonable credit judgment. Lenders shall have no obligation to make further Advances hereunder to the extent such Advances would cause the outstanding Revolving Facility Usage to exceed the Maximum Revolving Amount. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                      (c) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Administrative Agent (which notice must be received by Administrative Agent no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

                      (d) Administrative Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), Administrative Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(e) apply to such requested Borrowing, or (ii) to request the Swing Lender to make a Swing Loan pursuant to the terms of Section 2.1(f) in the amount of the requested Borrowing; provided, however, that if such Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.1(f), Administrative Agent shall elect to have the terms of Section 2.1(e) apply to such requested Borrowing.

                      (e) Making of Advances.

                             (i) In the event that Administrative Agent shall
elect to have the terms of this Section 2.1(e) apply to a requested Borrowing as described in Section 2.1(d), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), the Administrative Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto or such other time that is agreed upon by Administrative Agent and the Lenders, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to such account of Administrative Agent as Administrative Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto or such other time that is agreed upon by Administrative Agent and the Lenders. After Administrative Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2 hereof, Administrative Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Administrative Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.1(k), Administrative Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Administrative Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Sections 3.1 and 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been cured (if capable of being cured) or waived in accordance with Section 16.1, or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

                             (ii) Unless Administrative Agent receives notice
from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of such Lender's Pro Rata Share of the Borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date or such other time that is agreed upon by Administrative Agent and the Lenders and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Administrative Agent in immediately available funds at the time required by this Section 2.1(e) and Administrative Agent in such circumstances has made available to Borrower such amount, then such Lender shall on the Business Day following such Funding Date or on the Business Day following such other time that is agreed upon by Administrative Agent and the Lenders make such amount available to Administrative Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice by the Administrative Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to the Administrative Agent, such payment to Administrative Agent shall constitute such Lender's Advance on the Funding Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Funding Date or on the Business Day following such other time that is agreed upon by the Administrative Agent and the Lenders, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate then applicable to Advances. The failure of any Lender to make any Advance on any Funding Date or such other time that is agreed upon by the Administrative Agent and the Lenders shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date or such other time that is agreed upon by Administrative Agent and the Lenders, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date or such other time that is agreed upon by Administrative Agent and the Lenders.

                             (iii) Administrative Agent shall not be obligated
to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a

"Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Administrative Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

               (f) Making of Swing Loans.

                      (i) In the event Administrative Agent shall elect, with the consent of the Swing Lender as a Lender, to have the terms of this Section 2.1(f) apply to a requested Borrowing as described in Section 2.1(d), such Swing Lender as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.1(f) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(k), Administrative Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Administrative Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Sections 3.1 and 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived or cured (if capable of being cured), or
(ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 and 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                      (ii) The Swing Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.6 hereof.

               (g) Administrative Agent Advances.

                      (i) Subject to the limitations set forth in the proviso contained in this Section 2.1(g), Administrative Agent hereby is authorized by Borrower and the Lenders, from time to time in Administrative Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Sections 3.1 and 3.2 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve, protect or maximize the amount of the Collateral, or any portion thereof, or (B) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(g) being hereinafter referred to as "Administrative Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.1(g), the aggregate principal amount of Administrative Agent Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.1(k) hereof outstanding at any time, shall not exceed $2,000,000.

                      (ii) Administrative Agent Advances shall be repayable by Borrower on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate then applicable to Advances pursuant to Section 2.6.

               (h) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Administrative Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Administrative Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                      (i) Administrative Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Administrative Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Administrative Agent Advance, and (3) with respect to Collections received, as to each Lender, by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) five (5) Business Days immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Administrative Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(e)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Administrative Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Administrative Agent Advances as of the date which is five Business Days prior to a Settlement Date, then Administrative Agent shall by no later than 12:00 p.m. (California time) on such Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Administrative Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Administrative Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Administrative Agent Advances as of the date which is five Business Days prior to a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on such Settlement Date transfer in immediately available funds to such account of Administrative Agent as Administrative Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of such Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Administrative Agent Advances. Such amounts made available to Administrative Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Administrative Agent Advance and shall, together with the portion of such Swing Loan or Administrative Agent Advance representing Swing Lender's Pro Rata Share thereof, constitute Advances of such Lenders. If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                      (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Administrative Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Administrative Agent Advances as of a Settlement Date, Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent or Swing Lender with respect to principal, interest and fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Administrative Agent or Swing Lender to that Lender as part of such Settlement.

                      (iii) Between Settlement Dates, Administrative Agent, to the extent no Administrative Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Administrative Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Administrative Agent for the accounts of the Lenders, and Administrative Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Administrative Agent with respect to Administrative Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Administrative Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Administrative Agent, or the Lenders, as applicable.

               (i) Notation. Administrative Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Administrative Agent Advances owing to Administrative Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

               (j) Lenders' Failure to Perform. All Advances (other than Swing Loans and Administrative Agent Advances) shall be made by the Lenders simultaneously (except as otherwise agreed upon by the Administrative Agent and the Lenders) and in accordance with their Pro Rata Shares. It is understood that
(i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

               (k) Optional Overadvances.

                      (i) Any contrary provision of this Agreement notwithstanding, if the condition for borrowing under Section 3.2(d) cannot be fulfilled, the Lenders nonetheless hereby authorize Administrative Agent or Swing Lender, as applicable, and Administrative Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (A) the outstanding Revolving Facility Usage does not exceed the Borrowing Base by more than $1,000,000, (B) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolving Amount, and (C) the aggregate principal amount of Overadvances made pursuant to this Section 2.1(k) when taken together with the aggregate principal amount of Administrative Agent Advances made pursuant to
Section 2.1(g) does not exceed $2,000,000 at any time. The foregoing provisions are for the sole and exclusive benefit of Administrative Agent, Swing Lender and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.1(k) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                      (ii) In the event Administrative Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Administrative Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Administrative Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Administrative Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                      (iii) Each Lender shall be obligated to settle with Administrative Agent as provided in Section 2.1(h) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(k), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

        2.2 [INTENTIONALLY OMITTED.]

        2.3 [INTENTIONALLY OMITTED.]

        2.4 PAYMENTS.

               (a) Payments by Borrower.

                      (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Administrative Agent for the account of the Lenders at Administrative Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Administrative Agent later than 11:00 a.m. (California time), at the option of Administrative Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                      (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                      (iii) Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (b) Apportionment, Application of Payments, and Reversal of Payments.

                      (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Fee Split Letter, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to their Pro Rata Shares), and payments of fees (other than fees designated for the Agents' sole and separate accounts) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Administrative Agent and all such payments (other than payments constituting payment of specific fees), and all proceeds of Collateral received by either of the Agents pursuant to this Agreement or any other Loan Document, shall be applied:

               first, to pay any fees or expense reimbursements then due to Agents from Borrower on a ratable basis;

               second, to pay any fees or expense reimbursements then due to the Lenders from Borrower on a ratable basis;

               third, ratably to pay interest due in respect of all Advances (including Swing Loans and Administrative Agent Advances);

               fourth, ratably to pay or prepay principal of Swing Loans and Administrative Agent Advances;

               fifth, ratably to pay principal of the Advances (other than Swing Loans and Administrative Agent Advances);

               sixth, to pay any fees due to Collateral Agent (for its sole and separate account) under the Loan Documents;

               seventh, if an Event of Default has occurred and is continuing and if required by Required Lenders, to Administrative Agent, to be held by Administrative Agent, for the ratable benefit of Issuing Lender and those Lenders having a Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full; and

               eighth, ratably to pay any other Obligations due to Agents or any Lender by Borrower.

        Administrative Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(h).

                      (ii) In the event of a direct conflict between the priority provisions of this Section 2.4(b) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4(b) shall control and govern.

        2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender Group pursuant to Section 2.1 is greater than either the Dollar or percentage limitations set forth in Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Administrative Agent, in cash, the amount of such excess, which amount shall be used by Administrative Agent to reduce the Obligations in accordance with the priority set forth in Section 2.4(b).

        2.6 INTEREST RATES, LETTER OF CREDIT FEE, PAYMENTS, AND CALCULATIONS.

               (a) Interest Rate. Except as provided in clause (c) below, all Obligations (except undrawn Letters of Credit) shall bear interest at a per annum rate equal to 12%.

               (b) Letter of Credit Fee. Borrower shall pay Administrative Agent (for the ratable benefit of the Lenders with a Commitment, subject to any letter agreement between Administrative Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.14(e)) which shall accrue at a rate equal to 4% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

                      (i) all Obligations (except for Obligations unrelated to the payment of money and undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 14%, and

                      (ii) the Letter of Credit fee provided for above shall be increased to 6% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

               (d) [INTENTIONALLY OMITTED.]

               (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Administrative Agent to, and Administrative Agent agrees that it will, without prior notice to Borrower, charge such interest, all Lender Group Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

               (f) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.

               (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

        2.7 [INTENTIONALLY OMITTED.]

        2.8 CREDITING PAYMENTS; APPLICATION OF PAYMENTS. The receipt of any payment by Administrative Agent immediately shall be applied provisionally to the Obligations in accordance with Section 2.4(b), but shall not be considered a payment on account unless such payment is a wire transfer of immediately available federal funds and is made to the Administrative Agent's Account or unless and until such payment is honored when presented for payment. Should any payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any payment shall be deemed received by Administrative Agent only if it is received into the Administrative Agent's Account on a Business Day on or before 11:00 a.m. California time. If any payment is received into the Administrative Agent's Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day.

        2.9 DESIGNATED ACCOUNT. Administrative Agent, Swing Lender, and the Lenders are authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Administrative Agent, Swing Lender or the Lenders hereunder. Unless otherwise agreed by Administrative Agent and Borrower, any Advance requested by Borrower and made hereunder shall be made to the Designated Account.

        2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Administrative Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Administrative Agent, Swing

Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Administrative Agent from Borrower or for Borrower's account. Administrative Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 45 days after receipt thereof by Borrower, Borrower shall deliver to Administrative Agent written objection thereto describing the error or errors contained in any such statements.

        2.11 FEES. Borrower shall pay to Agents the following fees to be distributed as set forth in a separate writing (the "Fee Split Letter") among the Agents and the Lenders, which fees shall be non-refundable when paid:

               (a) Unused Line Fee. On the first day of each month during the term of this Agreement, Borrower shall pay to Collateral Agent an unused line fee in an amount equal to 0.50% per annum times the Average Unused Portion of the Maximum Revolving Amount.

               (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Collateral Agent the fees set forth in the Fee Letter.

               (c) Financial Examination, Documentation, and Appraisal Fees. For the sole and separate account of the Agent performing the financial analysis, examination, or appraisal (i) such Agent's customary fee of $850 per day per examiner, plus such Agent's out-of-pocket expenses for each financial analysis and examination of Borrower performed by personnel employed by such Agent; (ii) such Agent's customary appraisal fee of $1,500 per day per appraiser, plus such Agent's out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by such Agent; and (iii) the actual charges paid or incurred by such Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations of Borrower to conduct environmental assessments, or to appraise the Collateral. The foregoing to the contrary notwithstanding, unless an Event of Default has occurred and is continuing, Agents shall not charge Borrower for the costs and expenses of more than one environmental assessment, more than one appraisal of the Owned Properties conducted each 6 months or more than three audits each calendar year.

        2.12 REGISTERED NOTES. At the request of an Agent, Borrower agrees to record each Advance on the Register referred to in Section 15.1(h). Each Advance recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of any Advance, Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 15.1(h) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, the Advance or Advances may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

        2.13 SECURITIZATION. Borrower hereby acknowledges that Lenders and any of their Affiliates may sell or securitize the Advances (a "Securitization") through the pledge of the Advances as collateral security for loans to such Lenders or their Affiliates or through the sale of the Advances or the issuance of direct or indirect interests in the Advances, which loans to such Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). Borrower shall cooperate with such Lenders and their Affiliates in all reasonable respects to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose any additional costs on Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents or change or affect in a manner adverse to Borrower the financial terms of the Advances, and (b) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Advances or the Securitization. Borrower shall not be liable for any costs or expenses incurred by any Lender, or Agent or their Affiliates in effecting any Securitization.

        2.14 LETTERS OF CREDIT.

               (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                      (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                      (ii) the Letter of Credit Usage would exceed $3,000,000, or

                      (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

        Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Administrative Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 9:00 a.m., California time, on such date, or if received after 9:00 a.m., California time, reimbursement shall be made on the following Business Day, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to this paragraph, Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.14(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

               (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.14(a), each Lender with a Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Administrative Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Commitment, and each Lender with a Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Administrative Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Commitment hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Commitment acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.14(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Administrative Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Administrative Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

               (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group or the Underlying Issuer.

               (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

               (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Administrative Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective

Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

               (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                      (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                      (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Administrative Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Administrative Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

               (g) Borrower acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Sections 2.6(b) and 2.14(e)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrower immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

3. CONDITIONS; TERM OF AGREEMENT.

        3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Lender Group (or any member thereof) to make the initial Advance is subject to the fulfillment, to the satisfaction of the Collateral Agent and its counsel, of each of the following conditions on or before the Closing Date, and upon such satisfaction, this Agreement shall be deemed effective:

               (a) the Closing Date shall occur on or before July 1, 2002;

               (b) The Reorganization Plan shall be in form and substance satisfactory to Agents;

               (c) the Confirmation Order shall have been entered by the Bankruptcy court, shall be in full force and effect, and shall be final and non-appealable, and shall not be the subject of any appeal;

               (d) Collateral Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                      (i) the Pledge Agreement, duly executed by Borrower, substantially in the form attached as Exhibit 3.1(d)(i) to this Agreement, together with stock certificates and stock powers required by the terms of the Pledge Agreement;

                      (ii) the Intercreditor Agreement, duly executed by the Senior Notes Trustee, the Junior Notes Trustee, and Borrower;

                      (iii) the Mortgages substantially in the form attached as
Exhibit 3.1(d)(iii) to this Agreement; and

                      (iv) the Fee Letter.

               (e) Collateral Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of its Board of Directors authorizing Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same and (ii) certifying the names and true signatures of the officers of Borrower authorized to sign each Loan Document;

               (f) Collateral Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

               (g) Collateral Agent shall have received a certificate of status with respect to Borrower dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

               (h) Collateral Agent shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which Borrower's failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

               (i) Collateral Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Collateral Agent and its counsel and certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Collateral Agent and its counsel;

               (j) Collateral Agent shall have received a certificate from the Secretary of Borrower certifying as to the satisfaction of the conditions set forth in Section 3.2;

               (k) the Liens in favor of Collateral Agent for the benefit of the Lenders pursuant to this Agreement shall be legal, valid, continuing and fully-perfected first priority Liens on the Collateral, subject only to Permitted Priority Liens;

               (l) Collateral Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (m) Borrower shall have a minimum of $14,000,000 of Availability and unrestricted cash after the payment of all fees and expenses incurred in connection with the transaction contemplated by this Agreement;

               (n) Agents shall have received copies of Borrower's Closing Date Business Plan;

               (o) Agents shall have received (i) all financing statements required by Agents, duly authorized by Borrower, and (ii) searches reflecting the filing of all such financing statements;

               (p) Collateral Agent shall have received possession of the Komag Bermuda Intercompany Note, the Komag Malaysia Intercompany Note, and any and all other Intercompany Notes extant as of the Closing Date;

               (q) copies of the Senior Notes Indenture and all of the related collateral and other documents as in effect on the Closing Date, certified as true and correct copies thereof by an Authorized Officer of Borrower, each of which shall be in form and substance satisfactory to the Agents, together with a certificate of an Authorized Officer of Borrower stating that such agreements remain in full force and effect;

               (r) copies of the Junior Notes Indenture and all of the related collateral and other documents as in effect on the Closing Date, certified as true and correct copies thereof by an Authorized Officer of Borrower, each of which shall be in form and substance satisfactory to the Agents, together with a certificate of an Authorized Officer of Borrower stating that such agreements remain in full force and effect;

               (s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Collateral Agent and its counsel; and

               (t) Agents shall have received an opinion from Borrower's United States and Bermuda counsel, in form and substance satisfactory to Agents.

               (u) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement, including the fees of Brobeck, Phleger & Harrison LLP, counsel for Agents.

Execution and delivery to the Collateral Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 3.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Collateral Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Collateral Agent or any other Lender as to the satisfaction of any condition precedent set forth in this
Section 3.1.

        3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The following shall be conditions precedent to all Advances hereunder:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, any Agent, the Lender Group, or any of their Affiliates;

               (d) Borrower shall have paid all fees, costs, expenses and taxes then payable by Borrower to either Agent or any member of the Lender Group pursuant to the Loan Documents including, without limitation, those due and payable pursuant to Sections 2.11 and 11.3 hereof.

The foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Swing Lender or the Administrative Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

        3.3 CONDITIONS SUBSEQUENT TO CLOSING DATE.

        The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days after the Closing Date, deliver to Collateral Agent a Control Agreement with respect to any Securities Account or bank account maintained by Borrower.


        3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending three (3) years after the Closing Date (the "Maturity Date"). The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

        3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Administrative Agent for the benefit of those Lenders with a Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder or under the other Loan Documents, and Collateral Agent's continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder have been terminated.

        3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 30 days prior written notice to the Agents, to terminate this Agreement prior to the Maturity Date by paying to Administrative Agent (for the ratable benefit of the Lender Group) in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Administrative Agent for the benefit of those Lenders with a Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender) in full without premium or penalty .

4. CREATION OF SECURITY INTEREST.

        4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Collateral Agent, for the benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral (other than Real Property Collateral) in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of its covenants and duties under the Loan Documents (the

"Collateral Agent's Liens"). The Collateral Agent's Liens in and to the Collateral (other than Real Property Collateral) shall attach to all Collateral (other than Real Property Collateral) without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except as permitted by Section 7.4, Borrower shall not have authority, express or implied, to dispose of any item or portion of the Collateral.

        4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower promptly shall endorse and deliver physical possession of such Negotiable Collateral to Collateral Agent.

        4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuance of an Event of Default, Collateral Agent or Collateral Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Collateral Agent or that Collateral Agent for the benefit of the Lender Group has a security interest therein and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account.

        4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Collateral Agent, Borrower shall execute and deliver to Collateral Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, Mortgages, leasehold Mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Collateral Agent reasonably may request, in form satisfactory to Collateral Agent, to perfect and continue perfected the Collateral Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

        4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent's officers, employees, or agents designated by Collateral Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Collateral Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Collateral Agent as Borrower's attorney, and each and every one of Collateral Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder is terminated.

5. REPRESENTATIONS AND WARRANTIES

        In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete in all material respects as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance, as though made on and as of the date of the making of such Advance (except to the extent that such representations and warranties relate solely to an earlier date), subject to such exceptions as are specifically disclosed in the disclosure letter supplied to the Administrative Agent (the "Disclosure Schedule") as of the date hereof, and such representations and warranties shall survive the execution and delivery of this Agreement:

        5.1 FINANCIAL CONDITION. The consolidated balance sheets of Borrower and its Subsidiaries as at December 30, 2001 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Borrower's independent certified public accountants, copies of which have heretofore been furnished to the Agents, present fairly the consolidated financial condition of Borrower and its Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Borrower and its Subsidiaries as at March 31, 2002 and the related unaudited consolidated statements of income and of cash flows for the periods ended on such date, certified by the chief financial officer or controller of Borrower, copies of which have heretofore been furnished to the Agents, present fairly and in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject to footnote disclosures and normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or such officer, as the case may be, and as disclosed therein).

        5.2 OWNERSHIP OF PROPERTY; LIENS. Each of Borrower and its Subsidiaries has good and valid title to all its assets and properties (other than Collateral or goods sold on a consignment basis), except where the failure to have such title could not reasonably be expected to result in a Material Adverse Change, in each case free and clear of all Liens of any nature whatsoever except the Liens permitted by Section 7.2. With respect to interests in Real Property, each of Borrower and its Subsidiaries has good and valid title to all Real Property owned by it and the leasehold estates in all of the Real Property leased by it, except where the failure to have such title could not reasonably be expected to result in a Material Adverse Change, in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) the Liens permitted by Section 7.2, (B) easements, covenants, rights-of-way and other similar restrictions of record,
(C) any conditions that may be shown by a current, accurate survey or physical inspection of any Real Property owned or leased by it made prior to the Closing Date, (D) any immaterial condemnation or eminent domain proceeding affecting any Real Property that does not prevent such Real Property from being utilized by Borrower or any of its Subsidiaries substantially for the purposes for which it was being utilized prior to such proceeding, and (E) (i) zoning, building and other similar restrictions, (ii) Liens that have been placed by any developer, landlord or other third party on property over which Borrower or any of its Subsidiaries has easement rights or on any Real Property leased by Borrower or any of its Subsidiaries and subordination or similar agreements relating thereto, and (iii) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (i), (ii) and
(iii), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of Borrower and its Subsidiaries, taken as a whole, as currently conducted.

        5.3 EQUIPMENT. Except as set forth in Schedule 5.3 to the Disclosure Schedule, all of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

        5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 6.12 to the Disclosure Schedule or otherwise permitted by Section 6.12.

        5.5 INVENTORY RECORDS. Borrower keeps correct and accurate records in all material respects itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

        5.6 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the applicable address indicated in the preamble to this Agreement. Borrower's FEIN is 94-2914864.

        5.7 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Borrower and each of its Subsidiaries, (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change, (ii) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, and (iii) is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority or instrumentality, domestic or foreign (including, without limitation, those related to asbestos, petroleum and hazardous wastes and substances), except where noncompliance could not reasonably be expected to result in a Material Adverse Change. Borrower has not received any written communication from a Governmental Authority that alleges that Borrower or any of its Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations, except where non-compliance could not reasonably be expected to result in a Material Adverse Change.

               (b) Set forth on Schedule 5.7 to the Disclosure Schedule is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

        5.8 DUE AUTHORIZATION; NO CONFLICT.

               (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Liens arising hereunder, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

               (c) Other than the taking of any action expressly required under this Agreement and the Loan Documents, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require from Borrower any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms.

               (e) The Collateral Agent's Liens granted by Borrower to Collateral Agent, for the benefit of the Lender Group, in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and, except to the extent junior to Permitted Priority Liens, first priority Liens.

        5.9 INVESTMENT COMPANY ACT. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

        5.10 LITIGATION. Except as set forth on Schedule 5.10 to the Disclosure Schedule no litigation by, investigation known to Borrower by, or proceeding of, any Governmental Authority is pending against Borrower with respect to the validity, binding effect or enforceability of this Agreement, any other Loan Document or the transactions contemplated hereby, and there are no lawsuits, claims, proceedings or investigations are pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any of its properties, assets, operations or businesses, except for (a) matters disclosed on Schedule 5.10 to the Disclosure Schedule and (b) matters arising after the Closing Date that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change.

        5.11 No Material Adverse Change. All financial statements relating to Borrower that have been delivered to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. Since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date there has not been a Material Adverse Change with respect to Borrower, except as may relate to the consummation of the Reorganization and the implementation of the Reorganization Plan.

        5.12 TAXES. Borrower and each of its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of Borrower, are required to be filed and, except for real estate taxes disclosed on Schedule
5.12 to the Disclosure Schedule and federal and state taxes for periods prior to August 24, 2001 payable as provided in the Reorganization Plan, Borrower has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) for which an extension for filing is available and Borrower and each of its Subsidiaries has taken necessary steps to qualify for such extension, (ii) where the failure to file would not result in a Material Adverse Change, and (iii) any the amount or validity of which are subject to a Permitted Protest, as the case may be); except for Permitted Liens and Liens arising from the nonpayment of the real estate taxes disclosed on Schedule 5.12, no tax Lien has been filed; and except for written claims made with respect to federal and state taxes for periods prior to August 24, 2001, to the knowledge of Borrower, no written claim is being asserted, with respect to any such tax, fee or other charge.

        5.13 EMPLOYEE BENEFITS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any

Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, in either case, is reasonably expected to lead to a liability to such Pension Plan in excess of $5,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by Borrower or any ERISA Affiliate of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to result in a Material Adverse Change. Except as disclosed in Schedule 5.13 to the Disclosure Schedule or otherwise approved by the Collateral Agent, since the date of the last financial statement Borrower has not increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, except as would not result in a Material Adverse Change.

        5.14 ENVIRONMENTAL CONDITION. Except as set forth in Schedule 5.14 to the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change:

               (a) all facilities and property (including underlying groundwater) owned or leased by Borrower or any of its Subsidiaries are in material compliance with all Environmental Laws;

               (b) within the past three years there have not been, and, to the actual knowledge of Borrower, there are no pending or threatened (i) written claims, complaints, notices or requests for information received by Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

               (c) to the actual knowledge of Borrower there have been no releases (as such term is defined in CERCLA) of Hazardous Materials at, on or under any property now or previously owned or leased by Borrower or any of its Subsidiaries which could reasonably be expected to result in material liability to Borrower or any of its Subsidiaries;

               (d) Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters necessary for the conduct of their businesses as currently being conducted;

               (e) no property now owned or leased by Borrower or any of its Subsidiaries is listed, or, to the actual knowledge of Borrower or any of its Subsidiaries, is proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

               (f) to the actual knowledge of Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by Borrower or any of its Subsidiaries;

               (g) to the actual knowledge of Borrower, Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or to the knowledge of Borrower or any of its Subsidiaries, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list which could reasonably be expected to subject Borrower or its Subsidiaries to material liability;

               (h) to the actual knowledge of Borrower, there are no polychlorinated biphenyls or friable asbestos present in a manner or condition which could reasonably be expected to subject Borrower or its Subsidiaries to material liability at any property now or previously owned or leased by Borrower or any of its Subsidiaries; and

               (i) to the actual knowledge of Borrower, no conditions exist at, on or under any property now owned or leased by Borrower or any of its Subsidiaries which could reasonably be expected to subject Borrower or its Subsidiaries to material liability under any Environmental Law; and to the actual knowledge of Borrower, no conditions existed at, on, or under any property previously owned or leased by Borrower or any of its Subsidiaries at the time it ceased to be owned or leased by Borrower or its Subsidiaries which could reasonably have been expected to give rise to material liability.

        5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable by Borrower in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement.

        5.16 PERMITS AND OTHER INTELLECTUAL PROPERTY. To Borrower's knowledge, Borrower and each of its Subsidiaries owns or possesses adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of its business as currently conducted. Except as set forth in Schedule 5.16 to the Disclosure Schedule or that, if decided adversely to Borrower, could not reasonably be expected to result in a Material Adverse Change, no claim is pending or, to the knowledge of Borrower, threatened to the effect that Borrower or its Subsidiaries infringes upon, the asserted rights of any other Person under any Intellectual Property, and to Borrower's knowledge there is no basis for any such claim (whether pending or threatened). Except as set forth in Schedule 5.16 to the Disclosure Schedule, no claim is pending or, to the knowledge of Borrower, threatened to the effect that any such Intellectual Property owned or licensed by Borrower or its Subsidiaries, or in which Borrower or its Subsidiaries otherwise has the right to use is invalid or unenforceable by Borrower, and to Borrower's knowledge, there is no basis for any such claim (whether or not pending or threatened).

        5.17 [INTENTIONALLY OMITTED.]

        5.18 [INTENTIONALLY OMITTED.]

        5.19 FINANCIAL STATUS OF DOMESTIC SUBSIDIARIES. Borrower's Domestic Subsidiaries known as Komag Asia Pacific, Inc., a Delaware corporation, and Komag Distribution Company, a Delaware corporation, have no significant business operations and have only de minimis assets and liabilities.

6. AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the termination of this Agreement and the full and final payment of the Obligations, Borrower shall, and Borrower shall cause each of its Subsidiaries to, do all of the following:

        6.1 FINANCIAL STATEMENTS; CERTIFICATES; OTHER INFORMATION. Furnish to the Agents (with copies to each Lender):

               (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each fiscal year of Borrower,

                      (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                      (ii) a certificate signed by the chief financial officer, controller, or treasurer of Borrower to the effect that:

                             (A) the financial statements delivered hereunder
               have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                             (B) the representations and warranties of Borrower
               contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), or, to the extent that any such representation or warranty is not true in any material respect, a description of the circumstances giving rise thereto; and in no event shall the fact that any such representation or warranty cannot be made in such certificate be the sole basis for a Default or Event of Default,

                             (C) there does not exist any condition or event
               that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

                      (iii) for each month that is the date on which a financial covenant in Section 7.19 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.19, and

               (b) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower,

                      (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants of recognized standing and certified, without any qualifications (except as may be related to the Reorganization), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' final letter to management),

                      (ii) a certificate of such accountants addressed to Agents and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.19,

               (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years,

                      (i) copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) consistent with the Closing Date Business Plan for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, quarter by quarter, certified by the chief financial officer, controller, or treasurer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

               (d) promptly after filing by Borrower or any of its Subsidiaries,

                      (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                      (ii) any other publicly available filings made by Borrower or any of its Subsidiaries with the SEC once they are final or effective,

                      (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service,

                      (iv) any other information that is provided by Borrower or any of its Subsidiaries, to their respective shareholders generally,

               (e) if and when filed by Borrower and as requested by any Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change, and

               (f) [Intentionally omitted.]

               (g) upon the request of any Agent, any other report reasonably requested relating to the financial condition of Borrower.

In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by any Agent pursuant to or in accordance with this Agreement, and agrees that any Agent, upon reasonable notice to Borrower (in the absence of a continuing Event of Default), may contact directly any such accounting firm or service bureau in order to obtain such information.

        6.2 [INTENTIONALLY OMITTED.]

        6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is subject to a Permitted Protest, (b) for delinquent obligations which do not cause a Material Adverse Change and (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, which are subject to a Permitted Protest.

        6.4 [INTENTIONALLY OMITTED.]

        6.5 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, franchises, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises and Intellectual Property the loss of which could not reasonably be expected to cause a Material Adverse Change, and except as otherwise permitted hereunder; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to, in the aggregate, cause a Material Adverse Change.

        6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of any Agent or any Lender, upon reasonable notice (in the absence of a continuing Event of Default), to visit and make a reasonable inspection of any of its properties, including the Collateral, and reasonably examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested, upon reasonable notice (in the absence of a continuing Event of Default), and to discuss the business, operations, assets and financial and other condition of Borrower and its Subsidiaries with officers thereof and, in the presence of a representative of Borrower, with their independent certified public accountants. Borrower agrees that its independent certified public accountants are authorized, in the presence of a representative of Borrower, to communicate with the Agents and the Lenders and to release to the Agents whatever financial information concerning Borrower the Agents reasonably may request.

        6.7 TITLE TO EQUIPMENT. Upon Collateral Agent's request after the occurrence and during the continuance of an Event of Default, Borrower promptly shall deliver to Collateral Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

        6.8 MAINTENANCE OF EQUIPMENT. Except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Change, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless Borrower determines in good faith that the continued maintenance of any item of property is no longer economically desirable.

        6.9 NOTICES. Promptly give notice to the Agents and each Lender:

               (a) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto;

               (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of Borrower or any of its Subsidiaries which default or event of default has not been waived and could reasonably be expected to result in a Material Adverse Change, or (ii) litigation, investigation or proceeding which may exist at any time between Borrower or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against Borrower or any of its Subsidiaries by any Governmental Authority, which in any such case could reasonably be expected to result in a Material Adverse Change;

               (c) of the commencement of any litigation or proceeding against Borrower or any of its Subsidiaries (i) in which more than $500,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained could reasonably be expected to result in a Material Adverse Change;

               (d) of the following events, as soon as practicable after the chief financial officer or the chief executive officer of Borrower or any of its ERISA Affiliates becomes aware thereof: (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) Borrower or such ERISA Affiliate in excess of $5,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $5,000,000, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that Borrower furnish a bond to the PBGC or such Pension Plan in an amount in excess of $5,000,000 or (v) any material increase in the contingent liability of Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

               (e) of a Material Adverse Change known to Borrower.

               Each notice pursuant to this Section 6.9 shall be accompanied by a statement of an officer of Borrower setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action Borrower proposes to take with respect thereto.

        6.10 INSURANCE.

               (a) Maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Collateral Agent may reasonably request and will, upon request of the Collateral Agent, furnish to Collateral Agent a certificate of an authorized officer of Borrower setting forth the nature and extent of all insurance maintained by Borrower and its Subsidiaries in accordance with this
Section 6.10.

               (b) All hazard insurance and such other insurance respecting Collateral shall specify, shall contain an endorsement satisfactory to Collateral Agent, showing Collateral Agent as loss payee thereof to the extent of the Obligations, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10(b) shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Collateral Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall deliver to Collateral Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

               (c) Original policies or certificates or other evidence thereof reasonably satisfactory to Collateral Agent evidencing hazard insurance and such other insurance respecting Collateral shall be delivered to Collateral Agent no later than the date on which the existing or preceding policies are scheduled to expire. If Borrower fails to maintain or renew any such insurance policies, Collateral Agent may do so on Borrower's behalf and all sums so expended by Collateral Agent shall be considered Lender Group Expenses. Borrower shall give Collateral Agent prompt notice of any loss covered by such insurance that exceeds $100,000, and Collateral Agent shall have the right to adjust any loss respecting the Owned Properties. Collateral Agent shall have the exclusive right to adjust all losses payable with respect to the Owned Properties under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments made in the absence of any willful misconduct or gross negligence. Any monies received as payment for any loss with respect to the Owned Properties under any insurance policy including the insurance policies mentioned above, shall be paid over to Collateral Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order as set forth in Section 2.4 or shall be disbursed to Borrower under staged payment terms satisfactory to Agents for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, the Lender Group shall have the right to apply all prepaid premiums to the payment of the Obligations in such order as set forth in Section 2.4.

        6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

        6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12 to the Disclosure Schedule; provided, however, that Borrower may amend Schedule 6.12 to the Disclosure Schedule so long as such amendment occurs by written notice to Collateral Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location.

        6.13 ENVIRONMENTAL LAWS.

               (a) Use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to result in Material Adverse Change;

               (b) Promptly notify the Agents and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which would have, or would reasonably be expected to result in, a Material Adverse Change, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and

               (c) Provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
Section 6.13.

        6.14 Intercompany Notes.

               (a) Borrower (i) shall cause each of its Subsidiaries to execute a promissory note in favor of Borrower for any Intercompany Advance that is owed to Borrower by any of its Subsidiaries that arose as a result of the making of a loan or advance by Borrower to such Subsidiary which loan or advance was intended to remain, or has remained, outstanding for more than 90 days from the date of its making or which Intercompany Advance, when aggregated with all Intercompany Advances due from the applicable Subsidiary to Borrower, equals or exceeds $5,000,000, and (ii) shall deliver in pledge possession of any such promissory notes to Collateral Agent.

               (b) If an Intercompany Advance is evidenced by an Intercompany Note, and if the applicable Subsidiary of Borrower that is the maker of such Intercompany Note proposes to remit monies to Borrower, Borrower shall cause such Subsidiary to distribute such monies to Borrower, directly or indirectly, by means of a dividend and not as a repayment of the Indebtedness evidenced by the applicable Intercompany Note; provided, however, that monies may be distributed to Borrower as repayment of the Indebtedness (and not as a dividend) evidenced by an Intercompany Note so long as, after giving effect thereto, the aggregate amount of Indebtedness evidenced by the Komag Malaysia Intercompany Note and the Komag Bermuda Intercompany Note is at least $100,000,000.

7. NEGATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the termination of this Agreement and the full and final payment of the Obligations, Borrower will not, and Borrower will not permit any of its Subsidiaries to, do any of the following:

        7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

               (b) Indebtedness set forth on Schedule 7.1 to the Disclosure Schedule,

               (c) Indebtedness evidenced by the Senior Notes;

               (d) Indebtedness evidenced by the Junior Notes;

               (e) Indebtedness owed by Borrower or any of its Subsidiaries arising as a result of Permitted Intercompany Advances; and

               (f) Indebtedness consisting of capitalized lease obligations, Mortgage financings and Purchase Money Indebtedness in a maximum aggregate principal amount at any one time not to exceed $15,000,000 for all such Indebtedness.

        7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for:

               (a) the Collateral Agent's Liens securing the Obligations; and

               (b) Permitted Liens.

        7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger or consolidation or amalgamation (other than in connection with the Reorganization Plan, other than the merger of a Foreign Subsidiary with and into another Foreign Subsidiary (so long as Collateral Agent retains or receives a pledge of the Stock of the surviving entity equivalent to its security interest in the Stock of the disappearing entity immediately prior to the consummation of the transaction, and other than the merger of a Domestic Subsidiary with and into Borrower or another Wholly-Owned Subsidiary of Borrower that is a Domestic Subsidiary), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (other than in connection with the Reorganization Plan and except that Borrower may liquidate any Non-Material Subsidiary.

        7.4 DISPOSAL OF ASSETS. Convey, sell, lease (other than a sublease of real property), assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation of any Subsidiary of Borrower) any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired, except for Permitted Dispositions.

        7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of the Code), or identity, or add any new fictitious name without providing 30 days prior notice to the Administrative Agent.

        7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person other than by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Collateral Agent except for guarantees set forth on Schedule 7.6 to the Disclosure Schedule.

        7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

        7.8 FOREIGN EXCHANGE CONTRACTS. Enter into any foreign exchange contracts other than hedging transactions entered into in the ordinary course of business.

        7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control, except as provided under the Reorganization Plan.

        7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, other than in the ordinary course of business consistent with past practices.

        7.11 DISTRIBUTIONS. Declare any dividends on any shares of any class of Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of Stock, or any warrants or options to purchase such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower or any of its Subsidiaries; except that Subsidiaries of Borrower may pay dividends or make other distributions to Borrower.

        7.12 ACCOUNTING METHODS. Borrower waives the right to assert a confidential relationship, if any, it may have with its auditors or service bureau in connection with any information requested by Agents pursuant to or in accordance with this Agreement, and agrees that Agents may contact directly any such auditors or service bureau in order to obtain such information.

        7.13 INVESTMENTS. Except for existing Investments set forth in Schedule
7.13 to the Disclosure Schedule, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of Inventory in the ordinary course of business), any Person, except:

               (a) Borrower and its Subsidiaries may invest in, acquire and hold Cash Equivalents; provided, however, that in no event shall such (i) deposits in Foreign Banks be made other than by Borrower's Foreign Subsidiaries, (ii) deposits in Foreign Banks be in amounts in excess of the amounts historically maintained by such Foreign Subsidiaries in the ordinary course of their business, and (iii) deposits in all such Foreign Banks in the aggregate exceed the greater of $12 million or 20% of the Cash Equivalents of Borrower and its Subsidiaries calculated on a consolidated basis;

               (b) Borrower or any of its Subsidiaries may make travel and entertainment advances and relocation, education and other loans to their respective officers and employees (or guarantee such obligations) in the ordinary course as currently conducted;

               (c) Borrower or any of its Subsidiaries may make payroll advances in the ordinary course of business; and

               (d) Borrower and its Subsidiaries may make Permitted Intercompany Advances.

        7.14 TRANSACTIONS WITH AFFILIATES. After the date of this Agreement, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of Borrower (other than a Wholly-Owned Subsidiary of Borrower) except for transactions which are not prohibited under this Agreement and which are in the ordinary course of Borrower's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate of Borrower, provided, however, that nothing in this Section 7.14 shall prohibit Borrower and its Subsidiaries from engaging in the following transactions: (a) performance of Borrower's or Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course, (b) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (c) maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, incentive plans, and retirement or savings plans and similar plans, (d) entering into and performing license, research and development, tax sharing or similar agreements in the ordinary course of business, and (e) entering into such transactions as are expressly required by or referred to in the Reorganization Plan.

        7.15 [INTENTIONALLY OMITTED.]

        7.16 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for Borrower's lawful and permitted corporate purposes.

        7.17 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Collateral Agent. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Collateral Agent's prior written consent.

        7.18 [INTENTIONALLY OMITTED.]

        7.19 FINANCIAL COVENANTS.

               (a) Minimum Adjusted Tangible Net Worth. Fail to maintain Adjusted Tangible Net Worth on a quarterly basis of at least the amounts set forth below at the end of the applicable quarter:

               Quarters Ended:              Minimum Adjusted Tangible Net Worth:
               --------------               -----------------------------------
                  Q3 2002                               88,462,000
                  Q4 2002                               82,906,000
                  Q1 2003                               80,386,000
                  Q2 2003                               76,845,000
                  Q3 2003                               72,951,000

                  Q4 2003                               70,775,000
                  Q1 2004                               70,857,000
                  Q2 2004                               69,739,000
                  Q3 2004                               68,033,000
                  Q4 2004                               68,562,000
                  Q1 2005                               70,678,000
                  Q2 2005                               71,564,000
                  Q3 2005                               72,204,000

               (b) Minimum Adjusted Net Working Capital. Fail to maintain Adjusted Net Working Capital on a quarterly basis of at least the amounts set forth below at the end of the applicable quarter:

                 Quarters Ended:         Minimum Adjusted Net Working Capital:
                 --------------          ------------------------------------
                    Q3 2002                            13,000,000
                    Q4 2002                            18,000,000
                    Q1 2003                            21,308,000
                    Q2 2003                            18,693,000
                    Q3 2003                            20,049,000
                    Q4 2003                            21,812,000
                    Q1 2004                            26,857,000
                    Q2 2004                            24,962,000
                    Q3 2004                            29,295,000
                    Q4 2004                            34,468,000
                    Q1 2005                            42,574,000
                    Q2 2005                            48,744,000
                    Q3 2005                            56,210,000

               (c) Total Cash Debt Service Coverage Ratio. Fail to maintain a Total Cash Debt Service Coverage Ratio on a quarterly basis of at least the amounts set forth below at the end of the applicable quarter:

                 Quarters Ended:                Cash Debt Service Ratio:
                 --------------                 -----------------------
                    Q4 2002                             2.00:1.0
                    Q1 2003                             2.00:1.0
                    Q2 2003                             2.00:1.0
                    Q3 2003                             2.00:1.0
                    Q4 2003                             2.00:1.0
                    Q1 2004                             1.80:1.0
                    Q2 2004                             1.60:1.0
                    Q3 2004                             1.70:1.0

                    Q4 2004                             1.80:1.0
                    Q1 2005                             1.90:1.0
                    Q2 2005                             2.00:1.0
                    Q3 2005                             2.00:1.0

               (d) Capital Expenditures. Make Capital Expenditures in excess of $30,000,000 in the aggregate in any fiscal year.

               (e) Consolidated EBITDAR. (i) Fail to achieve Consolidated EBITDAR for the first two full fiscal quarters following the confirmation of the Plan of Reorganization of at least $15,000,000 at the end of such second fiscal quarter.

                      (ii) Fail to achieve Consolidated EBITDAR for first three full fiscal quarters following the confirmation of the Plan of Reorganization of at least $24,000,000 at the end of the third such fiscal quarter.

                      (iii) Fail to achieve Consolidated EBITDAR for the most recently ended four full fiscal quarters of at least the amount set forth below at the end of the applicable quarter:

                 Quarters Ended:                Consolidated EBITDAR:
                 --------------                 ---------------------
                    Q4 2002                          21,435,000
                    Q1 2003                          26,841,000
                    Q2 2003                          38,540,000
                    Q3 2003                          40,146,000
                    Q4 2003                          41,825,000
                    Q1 2004                          43,852,000
                    Q2 2004                          45,932,000
                    Q3 2004                          48,107,000
                    Q4 2004                          50,676,000
                    Q1 2005                          52,776,000
                    Q2 2005                          54,841,000
                    Q3 2005                          56,889,000

               (f) Minimum Revenue - One Quarter. Fail to achieve Revenue of at least the amounts set forth below at the end of the applicable quarter:

                    Q3 2002                           48,767,000
                    Q4 2002                           55,082,000
                    Q1 2003                           58,306,000
                    Q2 2003                           57,813,000
                    Q3 2003                           58,361,000

                    Q4 2003                           61,548,000
                    Q1 2004                           65,176,000
                    Q2 2004                           64,622,000
                    Q3 2004                           65,240,000
                    Q4 2004                           68,827,000
                    Q1 2005                           71,601,000
                    Q2 2005                           70,993,000
                    Q3 2005                           71,672,000

               (g) Minimum Revenue - Two Quarters. Fail to achieve Revenue of at least the amounts set forth below for the most recently ended two full fiscal quarters at the end of the applicable quarter:

                    Q3 2002                            89,413,000
                    Q4 2002                           114,488,000
                    Q1 2003                           120,947,000
                    Q2 2003                           123,860,000
                    Q3 2003                           123,918,000
                    Q4 2003                           127,902,000
                    Q1 2004                           135,172,000
                    Q2 2004                           138,451,000
                    Q3 2004                           138,519,000
                    Q4 2004                           143,004,000
                    Q1 2005                           149,790,000
                    Q2 2005                           152,100,000
                    Q3 2005                           152,176,000

        7.20 LIEN PRIORITY; PAYMENTS. Suffer to exist at any time any Lien on any properties, assets or rights (including, without limitation, Accounts, Inventory and all other Collateral) except for Liens permitted by Section 7.2.

        7.21 FACILITIES AGREEMENT.

        Amend, restate, modify, renew or extend the Facilities Agreement or enter into any new agreement with Chahaya to provide Chahaya and its Affiliates or any other Person with access to and the right to occupy and use Borrower's Real Property for no consideration or in a transaction that is not an arm's length transaction and not based upon ordinary business terms and conditions representing the Fair Market Value of the services, access, occupancy or lease that is the subject of such transaction.

        7.22 KOMAG BERMUDA.

        Amend, restate, or modify the charter or other applicable organizational documents of Komag Bermuda or permit the liabilities of Komag Bermuda at any time outstanding to exceed $1,000,000.

8. EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

        8.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1, 6.3, 6.5, 6.7 and
6.13 of this Agreement, or comparable provisions of the other Loan Documents, within 10 days of the date when required, or if Borrower fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (except Sections 7.19 (f) and (g)), in any of the other Loan Documents, or in any other present or future agreement between Borrower and the Lender Group;

        8.3 If there is a Material Adverse Change;

        8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

        8.5 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.6 If a notice of a Lien (other than with respect to a Permitted Lien), levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

        8.7 If one or more judgments or decrees shall be entered against (i) Borrower involving in the aggregate liability (not paid or fully covered by insurance) of $2,000,000 or more or (ii) any Subsidiary of Borrower involving in the aggregate liability (not paid or fully covered by insurance) of $2,000,000 or more, and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days of the entry thereof;

        8.8 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

        8.9 If any Loan Document shall cease, for any reason, to be in full force and effect or Borrower or any of its Subsidiaries shall so assert in writing, or any Loan Document shall cease to be effective to grant a perfected Lien on any material item of Collateral described therein with the priority purported to be created thereby;

        8.10 If any of the following events shall occur with respect to any
Plan:

               (a) the institution of any steps by any of Borrower, any of their ERISA Affiliates or any other Person to terminate a Plan if, as a result of such termination, any of Borrower or any such ERISA Affiliate could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to such Plan, in excess of $2,000,000; or

               (b) a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA in an amount in excess of $2,000,000;

        8.11 If (a) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(b) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) other than as previously disclosed to the Lender Group, Borrower or any Affiliate thereof shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or ERISA Reorganization of, a Multiemployer Plan; and in each case in clauses (a) through (e) above, such event or condition, together with all other such similar events or conditions relating to a Plan, if any, would be reasonably likely to subject Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, assets, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries taken as a whole;

        8.12 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

        8.13 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries (other than a Non-Material Subsidiary), and any of the following events occur: (a) Borrower or the Subsidiary (other than a Non-Material Subsidiary) consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Agents (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries (other than a Non-Material Subsidiary), or
(e) an order for relief shall have been entered therein;

        8.14 At any time that there are outstanding Advances of at least $250,000, Borrower fails to perform either of the covenants contained in Section
7.19 (f) or Section 7.19(g) and an Agent gives written notice to Borrower of its election to declare an Event of Default based on such failure;

        8.15 [INTENTIONALLY OMITTED.]

        8.16 [INTENTIONALLY OMITTED.]

        8.17 [INTENTIONALLY OMITTED.]

        8.18 [INTENTIONALLY OMITTED.]

        8.19 Borrower or any of its Subsidiaries fails to pay any principal of or interest on any of its Indebtedness (excluding the Obligations) in excess of $1,000,000, in the aggregate, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

        8.20 If (a) Borrower shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of Collateral Agent and the Lenders' claims or rights against Borrower, (b) any Lien or security interest created by this Agreement shall, for any reason, cease to be valid or (c) any action is commenced by Borrower or any other Person which contests the validity, perfection or enforceability of any of the Liens and security interests of Collateral Agent and the Lenders created by this Agreement.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

        9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, and upon providing Borrower with four (4) Business Days notice, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below or otherwise prohibited by applicable law, authorize and instruct Collateral Agent to do any one or more of the following on behalf of the Lender Group (and Collateral Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Collateral Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable, and in such cases, Collateral Agent will credit Borrower's Loan Account with only the net amounts received by Administrative Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

               (f) Without further notice to or demand upon Borrower, make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate. Borrower authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Collateral Agent's determination appears to conflict with the Collateral Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without further notice to Borrower (such further notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent is hereby granted a license or other right to use, without charge, for the benefit of Lender Group, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

               (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Collateral Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

               (k) Collateral Agent shall give notice of the disposition of the Collateral as follows:

                      (1) Collateral Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                      (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Collateral Agent;

               (l) The Lender Group may credit bid and purchase at any public sale;

               (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

               (n) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Collateral Agent to Borrower.

        9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

        If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Collateral Agent determines in its reasonable judgment that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Collateral Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Collateral Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Collateral Agent reasonably deems prudent. Any such amounts paid by Lender Group shall constitute Lender Group Expenses. Any such payments made by Lender Group shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

        11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

        11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

        11.3 INDEMNIFICATION. Borrower agrees to pay, indemnify, defend, and hold each Agent-Related Person, each Lender-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the indemnification set forth in this provision shall not apply to claims, demands, suits, actions, investigations, proceedings and damages that arose prior to August 24, 2001, which is the date Borrower filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. Borrower shall not have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12. NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

            IF TO BORROWER:              KOMAG, INCORPORATED
                                         1710 Automation Parkway
                                         San Jose, California 95131
                                         Attn: Chief Financial Officer
                                         Fax No. (408) 944-9234

            WITH COPIES TO:              WILSON SONSINI GOODRICH & ROSATI
                                         650 Page Mill Road
                                         Palo Alto, California 94304
                                         Attn: Kathleen B. Bloch
                                         Fax No. 650-493-6811

            IF TO COLLATERAL AGENT
            OR THE LENDER GROUP
            IN CARE OF
            COLLATERAL AGENT:            ABLECO FINANCE LLC
                                         450 Park Avenue
                                         28th Floor
                                         New York, New York 10022
                                         Attn: Kevin Genda
                                         Fax No. 212-891-1541

            WITH COPIES TO:              BROBECK, PHLEGER & HARRISON LLP
                                         550 South Hope Street
                                         Los Angeles, California 90071
                                         Attn: John Francis Hilson, Esq.
                                         Fax No. 213-745-3345

            IF TO ADMINISTRATIVE AGENT
            OR THE LENDER GROUP
            IN CARE OF
            ADMINISTRATIVE AGENT:        FOOTHILL CAPITAL CORPORATION
                                         2450 Colorado Avenue
                                         Suite 3000 West
                                         Santa Monica, California 90404
                                         Attn: Business Finance Division Manager
                                         Fax No. 310-453-7413

            WITH COPIES TO:              BROBECK, PHLEGER & HARRISON LLP
                                         550 South Hope Street
                                         Los Angeles, California 90071
                                         Attn: John Francis Hilson, Esq.
                                         Fax No. 213-745-3345

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE

CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND ADJUDICATED ONLY IN THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER GROUP'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER GROUP ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

        BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. DESTRUCTION OF BORROWER'S DOCUMENTS.

        To the extent permitted under applicable law all documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group 4 months after they are delivered to or received by such member of the Lender Group, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

        15.1 ASSIGNMENTS AND PARTICIPATIONS.

               (a) Any Lender may, with the written consent of the Agents and Borrower, assign and delegate to one or more assignees (provided that no written consent of any such Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to any Affiliate of a Lender or to any fund or account managed by a Lender); provided, however, that Borrower and the Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and the Agents by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and the Agents a fully executed Assignment and Acceptance ("Assignment and Acceptance") substantially in the form of Exhibit A-1; and
(iii) the assignor Lender or Assignee has paid to Collateral Agent for Collateral Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, no consent of any Agent shall be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or the assignee is an Affiliate (other than individuals) of, or a fund, money market account, investment account or other account managed by, a Lender.

               (b) From and after the date that Collateral Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by

Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of the Agents, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations owing to such Lender, such Lender's Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of any Agent shall be required in connection with any sale of such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant; (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; or (F) subordinate the Liens of Collateral Agent for the benefit of the Lender Group to the Liens of any other creditor of Borrower; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; and (vi) such Participant shall have delivered to Borrower and the Agents a confidentiality agreement evidencing the Participant's agreement to be bound by the provisions of Section 17.16(d) hereof as if the Participant were a party to this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Collateral Agent, Administrative Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of Lender Group, and Borrower shall not have any rights as a third party beneficiary of any of such provisions.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business so long as the prospective assignee or participant has agreed in writing to be bound by the provisions of Section 19.11 hereof as if it were a party hereto.

               (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (h) Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of the Advance held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

               (i) In the event that a Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

        15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder pursuant to Section 15.1 hereof and, except as expressly required pursuant to Section 15.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

16. AMENDMENTS; WAIVERS.

        16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Collateral Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Collateral Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Advance, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

               (e) increase the advance rates with respect to the Advances (except for the restoration of an advance rate after the prior reduction thereof) or change Section 2.1(a) or (b) or Section 2.4(b);

               (f) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

               (g) release Collateral other than as permitted by Section 17.11;

               (h) change the definition of "Required Lenders" or "Pro Rata Share" or "Owned Properties" or "Borrowing Base";

               (i) release Borrower from any Obligation for the payment of money; or

               (j) amend any of the provisions of Article 17, Section 2.1(g) or
Section 2.1(k); or

               (k) subordinate (i) the super priority claim status of the Obligations (except as permitted in this Agreement and the Loan Documents) and
(ii) the Liens of Collateral Agent for the benefit of the Lender Group to the Liens of any other creditor of Borrower.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agents or the Issuing Lender, as applicable, affect the rights or duties of the Agents or the Issuing Lender, as applicable, under this Agreement or any other Loan Document; and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Foothill in its individual capacity as a Lender (as contrasted with the rights or duties of Foothill as a member of the Lender Group) affect the specific rights or duties of Foothill under this Agreement or any other Loan Document. The limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Administrative Agent Advances (or elect to have Swing Lender make Swing Loans) in accordance with the provisions of Sections 2.1(d), (e), (f), (g), (h), or (k). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

        16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by any Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and any Agent or any Lender, or delay by any Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Agent or the Lenders on any occasion shall affect or diminish each Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Each Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which any Agent or any Lender may have.

17. AGENT; THE LENDER GROUP.

               17.1 APPOINTMENT AND AUTHORIZATION OF AGENTS. Each Lender hereby designates and appoints Administrative Agent as its administrative agent under this Agreement and the other Loan Documents and Collateral Agent as its collateral agent under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each such Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and Borrower shall not have rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that each such Agent is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, each such Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent or the Collateral Agent, Lenders agree that as long as this Agreement remains in effect each such Agent shall have the right to exercise the following powers and to delegate the exercise of any such powers to any sub-agent of such Agent as long as this Agreement remains in effect: (a) the Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the other Obligations, the Collections and related matters, and the Collateral Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (b) the Collateral Agent shall have the right to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) the Administrative Agent shall have the right to make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) the Administrative Agent shall have the right to exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) the Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the other Obligations, the Collections, or otherwise related to any of same as provided in the Loan Documents, and the Collateral Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the other Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents; and (f) each such Agent shall have the right to incur and pay such Lender Group Expenses as such Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

        17.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section 17.2 and without gross negligence or willful misconduct.

        17.3 LIABILITY OF AGENTS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by an Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

        17.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If an Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders, except in the case of the Administrative Agent with respect to actual knowledge of the existence of an Overadvance and except in the case of the Collateral Agent with respect to Defaults and Events of Default of which Collateral Agent has actual knowledge, unless Collateral Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Collateral Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Collateral Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and the Agents of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Collateral Agent has received any such request, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable:

               (a) At all times, Collateral Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Collateral Agent to the contrary in writing within three (3) days of notification of such proposed actions by Collateral Agent) exercise any remedies on behalf of Lender Group; and

               (b) At all times, once Collateral Agent and Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Collateral Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if Required Lenders approve the foreclosure of certain Collateral, Collateral Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

        17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by any Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

        17.7 COSTS AND EXPENSES; INDEMNIFICATION. Each Agent may incur and pay Lender Group Expenses to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse such Agent for such expenses pursuant to the Loan Agreement or otherwise. Administrative Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse the Agents for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event an Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

        17.8 AGENTS IN INDIVIDUAL CAPACITY. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, lending, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Person were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Agent will use its reasonable best efforts to obtain), such Agent shall be under no obligation to provide such information to them. With respect to the Administrative Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity. With respect to Swing Loans, Administrative Agent, in its individual capacity, shall, if it is a Lender hereunder, have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall, in such case, include Administrative Agent in its individual capacity.

        17.9 SUCCESSOR AGENTS.

               (a) Administrative Agent may resign as Administrative Agent upon 45 days notice to the Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor Administrative Agent for the Lenders reasonably satisfactory to Borrower. If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent shall appoint, after consulting with the Lenders, a successor Administrative Agent. If Administrative Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Administrative Agent with a successor Administrative Agent from among the Lenders reasonably satisfactory to Borrower. In any such event, upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 45 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided for above.

               (b) Collateral Agent may resign as Collateral Agent upon 45 days notice to the Lenders. If Collateral Agent resigns under this Agreement, the Required Lenders shall appoint a successor Collateral Agent for the Lenders reasonably satisfactory to Borrower. If no successor Collateral Agent is appointed prior to the effective date of the resignation of

Collateral Agent, Collateral Agent shall appoint, after consulting with the Lenders, a successor Collateral Agent reasonably satisfactory to Borrower. If Collateral Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Collateral Agent with a successor Collateral Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor Collateral Agent and the retiring Collateral Agent's appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this
Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 45 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Lenders appoint a successor Collateral Agent as provided for above.

        17.10 WITHHOLDING TAX.

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                      (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in
Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                      (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                      (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

                      (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

               (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein or an assignment by the Lender) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

        17.11 COLLATERAL MATTERS.

               (a) The Lenders hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by or on behalf of Borrower of all Obligations; and upon such termination Agent shall deliver to Borrower, at Borrower's sole cost and expense, all documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Collateral Agent that the sale or disposition is permitted under Section 7 of this Agreement or the other Loan Documents (and Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Collateral Agent or Borrower at any time, the Lenders will confirm in writing Collateral Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (b) Collateral Agent shall not have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, absent Collateral Agent's gross negligence or willful misconduct, in its sole discretion given Collateral Agent's own interest in the Collateral in its capacity as a Lender and that Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

        17.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

               (a) Each of the Lenders agrees that it shall not, without the express consent of the Agents, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Collateral Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Collateral Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

               (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender's Pro Rata Share of all such distributions by Administrative Agent, such Lender promptly shall (1) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement and the Fee Split Letter, as applicable, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        17.13 AGENCY FOR PERFECTION. Collateral Agent hereby appoints each other Lender as its agent for the purpose of perfecting the Collateral Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent's request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent's instructions.

        17.14 PAYMENTS BY ADMINISTRATIVE AGENT TO THE LENDERS. All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

         If to Foothill:       The Chase Manhattan Bank
                               ABA # 021-000-021
                               Credit: Foothill Capital Corporation
                               Account No. 323-266193
                               Re: Komag

         If to Ableco:         Chase Manhattan Bank of Texas, N.A.
                               ABA # 113-000-609
                               AC: 00102619468
                               BNF: Wires-Clearing-Asset Backed Securities
                               OBI: Ref: Jason Vickers/Ableco
                               Finance/Acct. #2316401
                               Re: Komag

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Administrative Agent. Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

        17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Collateral Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Collateral Agent, Required Lenders or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Collateral Agent, Required Lenders or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

        17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each
Lender:

               (a) is deemed to have requested that Agents furnish such Lender, promptly after it becomes available, a copy of each examination report or reports (each a "Report" and collectively, "Reports") prepared by or at the request of Agents, and Agents shall so furnish each Lender with such Reports;

               (b) expressly agrees and acknowledges that Agents (i) make no representation or warranty as to the accuracy of any Report, or (ii) shall not be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agents or other parties performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel;

               (d) agrees to keep all Reports and other non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to comply with this Section 17.16(d) as if it were a Lender hereunder, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agents in writing that Agents provide to such Lender a copy of any report or document provided by Borrower to Agents that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agents shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) to the extent that Agents are entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agents to exercise such right as specified in such Lender's notice to Agents, whereupon Agents promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, Agents promptly shall provide a copy of same to such Lender; and (z) any time that Agents render to Borrower a statement regarding the Loan Account, Agents shall send a copy of such statement to each Lender.

        17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent or Collateral Agent in their capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

18. [INTENTIONALLY OMITTED.]

19. GENERAL PROVISIONS.

        19.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, each Agent and each of the Lenders.

        19.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns to the extent set forth in Section 16.

        19.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

        19.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

        19.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        19.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed in accordance with Section 16.

        19.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis.

        19.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer by Borrower to the Lender Group of any property of borrower should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        19.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        19.10 [Intentionally omitted.]

        19.11 CONFIDENTIALITY. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by Borrower pursuant to this Agreement or the other Loan Documents which is identified by Borrower as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information); provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for such Agent or such Lender, (iii) to examiners, auditors, accountants or Securitization Parties (provided, however, that Lender will obtain a nondisclosure agreement from the Securitization Parties in connection with any such disclosure of information),
(iv) in connection with any litigation to which such Agent or such Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 19.11. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep Borrower informed of such request or identification; provided that Borrower acknowledges that the applicable Agent or Lender may make disclosure as required or requested by any Governmental Authority or representatives thereof and that the applicable Agent or Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.



                            [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.


                                        KOMAG, INCORPORATED,
                                        a Delaware corporation


                                        By______________________________________

                                        Title:__________________________________


                                        COLLATERAL AGENT AND LENDER:

                                        ABLECO FINANCE LLC,
                                        a Delaware limited liability company


                                        By______________________________________

                                        Title:__________________________________


                                        ADMINISTRATIVE AGENT AND LENDER:

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation


                                        By______________________________________

                                        Title:__________________________________

                                  Schedule C-1

                                  Commitments


Commitment                          Dollar Amount         Percentage
----------                          -------------         ----------
Foothill                            $ 5,000,000             33-1/3%
Ableco                              $10,000,000             66-2/3%

                                   Exhibit A-1

                        Form of Assignment and Acceptance

                                   Exhibit C-1

                         Form of Compliance Certificate